UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 27, 2015

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 - Results of Operations and Financial Condition.

On July 27, 2015, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three and six months ended June 30, 2015. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park's management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park's performance. Specifically, management reviews return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share for the three and six months ended June 30, 2015 and 2014. For purposes of calculating the return on average tangible equity, a non-GAAP financial measure, net income for each period is divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, a non-GAAP financial measure, tangible equity is divided by tangible assets. Tangible equity equals shareholders' equity less goodwill and intangible assets, in each case at period end. Tangible assets equals total assets less goodwill and intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, a non-GAAP financial measure, tangible equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park's operating performance and ensures comparability of operating performance from period to period, and facilitates comparisons with the performance of Park's peer financial holding companies and bank holding companies, while eliminating certain non-operational effects of acquisitions. In the Financial Results News Release, Park has provided a reconciliation of average tangible equity to average shareholders' equity, average tangible assets to average assets, tangible equity to shareholders' equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible equity, return on average tangible assets, tangible equity to tangible assets and tangible book value per common share are substitutes for return on average equity, return on average assets, shareholders' equity to total assets and book value per common share, respectively, as determined by GAAP.

Item 7.01 - Regulation FD Disclosure

Financial Results by segment
The table below reflects the net income (loss) by segment for the first and second quarters of 2015, for the first half of 2015 and 2014, and for the fiscal years ended December 31, 2014 and 2013. Park's segments include The Park National Bank ("PNB"), Guardian Financial Services Company (“GFSC”), SE Property Holdings, LLC ("SEPH") and "All Other" which primarily consists of Park as the "Parent Company."

Net income (loss) by segment
(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
PNB	$21,333	$19,159	$40,492	$41,737	$82,907	$75,236
GFSC	407	281	688	1,082	1,175	2,888
Parent Company	(275)	(694)	(969)	(2,149)	(5,050)	(1,397)
Ongoing operations	$21,465	$18,746	$40,211	$40,670	$79,032	$76,727
SEPH	(426)	298	(128)	717	4,925	142
Total Park	$21,039	$19,044	$40,083	$41,387	$83,957	$76,869

The category “Parent Company” above excludes the results for SEPH, an entity which is winding down commensurate with the disposition of its problem assets. Management considers the “Ongoing operations” results, which exclude the results of SEPH, to be reflective of the business of Park and its subsidiaries on a going forward basis. The discussion below provides some additional information regarding the segments that make up the “Ongoing operations”, followed by additional information regarding SEPH.

During the first quarter of 2015, Park adopted ASU 2014-01, Accounting for Investments in Qualified Affordable Housing Projects, and elected the proportional amortization method with amortization expense and tax benefits recognized through the provision for income taxes.  Previously, these investments were accounted for under the cost method of accounting with amortization of the investment being recorded in miscellaneous other expense and tax benefits recognized in the provision for income taxes.  This ASU is required to be applied retrospectively to all periods presented. As a result of the adoption of this ASU, all prior periods have been recast to reflect amortization under the proportional amortization method.

The Park National Bank (PNB)

The table below reflects PNB's net income for the first and second quarters of 2015, for the first half of 2015 and 2014, and for the fiscal years ended December 31, 2014 and 2013.

(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
Net interest income	$54,766	$53,821	$108,587	$108,389	$218,641	$210,781
Provision for loan losses	2,720	2,022	4,742	1,543	3,517	14,039
Other income	18,720	18,012	36,732	34,612	69,384	70,841
Other expense	39,586	41,932	81,518	80,416	163,641	158,651
Income before income taxes	$31,180	$27,879	$59,059	$61,042	$120,867	$108,932
Federal income taxes	9,847	8,720	18,567	19,305	37,960	33,696
Net income	$21,333	$19,159	$40,492	$41,737	$82,907	$75,236

Other income of $36.7 million for the first half of 2015 represented a $2.1 million or 6.1% increase, compared to $34.6 million for the same period in 2014. Included in the $2.1 million increase was income of $791,000 related to proceeds from the death benefits paid from a bank owned life insurance policy and a $756,000 increase in income from fiduciary activities. Other expense of $81.5 million for the first half of 2015 represented an increase of $1.1 million or 1.37%, compared to $80.4 million in the first six months of 2014. Included in the increase was a contract termination fee and a borrowing prepayment penalty that resulted in additional expense of $1.1 million.

PNB results for the six months ended June 30, 2015 and 2014 also included income and expense related to participations in legacy Vision Bank ("Vision") assets. For the six months ended June 30, 2015, there were net recoveries from loans previously charged off of $1.2 million, gains on the sale of OREO of $564,000, gains on sale of loans of $46,000 and expenses of $428,000 related to participations in legacy Vision assets. For the six months ended June 30, 2014, there were net recoveries from loans previously charged off of $3.0 million, gains on the sale of OREO of $1.3 million and expenses of $983,000 related to participations in legacy Vision assets. For the fiscal year ended December 31, 2014, there were net recoveries from loans previously charged off of $6.2 million, gains on the sale of OREO of $1.2 million and expenses of $2.0 million related to participations in legacy Vision assets. For the fiscal year ended December 31, 2013, there were net recoveries of $0.6 million and expenses of $1.6 million related to participations in legacy Vision assets.

The table below provides certain balance sheet information and financial ratios for PNB as of June 30, 2015, March 31, 2015, December 31, 2014 and June 30, 2014.

(In thousands)	June 30, 2015	March 31, 2015	December 31, 2014	June 30, 2014	% change from 3/31/15	% change from 12/31/14	% change from 06/30/14
Loans	$4,860,342	$4,786,901	$4,781,761	$4,679,944	1.53%	1.64%	3.85%
Allowance for loan losses	55,242	53,141	52,000	55,451	3.95%	6.23%	(0.38)%
Net loans	4,805,100	4,733,760	4,729,761	4,624,493	1.51%	1.59%	3.91%
Investment securities	1,547,756	1,454,895	1,498,444	1,415,608	6.38%	3.29%	9.34%
Total assets	7,223,801	7,212,490	6,910,386	6,683,866	0.16%	4.54%	8.08%
Average assets (1)	7,148,628	7,118,563	6,790,615	6,661,120	0.42%	5.27%	7.32%
Return on average assets (2)	1.14%	1.09%	1.22%	1.26%	4.59%	(6.56)%	(9.52)%
(1) Average assets for the six-month periods ended June 30, 2015 and 2014, the three-month period ended March 31, 2015 and for the year ended December 31, 2014.
(2) Annualized for the six-month periods ended June 30, 2015 and 2014 and the three-month period ended March 31, 2015.

The Park National Bank loan portfolio expanded during the second quarter of 2015.  Loans outstanding at June 30, 2015 were $4.86 billion, compared to $4.79 billion at March 31, 2015, an increase of $73 million or an annualized 6.15%.  PNB experienced growth in the second quarter across all loan categories: mortgage loan growth of $13 million (4.4% annualized), commercial loan growth of $23 million (3.8% annualized) and consumer loan growth of $37 million (16.4% annualized).

PNB's allowance for loan losses increased by $3.2 million, or 6.23%, to $55.2 million at June 30, 2015, compared to $52.0 million at December 31, 2014. Net charge-offs were $1.5 million, or an annualized 0.06% of total average loans, for the six months ended June 30, 2015. Refer to the “Credit Metrics and Provision for (Recovery of) Loan Losses” section for additional information regarding the credit metrics of PNB's loan portfolio and the level of provision for loan losses recognized in each period presented.

Guardian Financial Services Company (GFSC)

The table below reflects GFSC's net income for the first and second quarters of 2015, for the first half of 2015 and 2014, and for the fiscal years ended December 31, 2014 and 2013.

(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
Net interest income	$1,679	$1,692	$3,371	$3,841	$7,457	$8,741
Provision for loan losses	309	495	804	589	1,544	1,175
Other (loss) income	(1)	2	1	1	(1)	11
Other expense	759	779	1,538	1,587	4,103	3,133
Income before income taxes	$610	$420	$1,030	$1,666	$1,809	$4,444
Federal income taxes	203	139	342	584	634	1,556
Net income	$407	$281	$688	$1,082	$1,175	$2,888

The table below provides certain balance sheet information and financial ratios for GFSC as of June 30, 2015, December 31, 2014 and June 30, 2014.

(In thousands)	June 30, 2015	December 31, 2014	June 30, 2014	% change from 12/31/14	% change from 06/30/14
Loans	$37,289	$40,645	$42,839	(8.26)%	(12.96)%
Allowance for loan losses	2,185	2,352	2,460	(7.10)%	(11.18)%
Net loans	35,104	38,293	40,379	(8.33)%	(13.06)%
Total assets	37,124	40,308	42,569	(7.90)%	(12.79)%
Average assets (1)	38,805	43,038	44,820	(9.84)%	(13.42)%
Return on average assets (2)	3.57%	2.73%	4.87%	30.77%	(26.69)%
(1) Average assets for the six-month periods ended June 30, 2015 and 2014, and for the year ended December 31, 2014.
(2) Annualized for the six months ended June 30, 2015 and 2014.

Park Parent Company

The table below reflects the Park Parent Company net loss for the first and second quarters of 2015, for the first half of 2015 and 2014, and for the fiscal years ended December 31, 2014 and 2013.

(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
Net interest income (expense)	$84	$110	$194	$(896)	$(2,012)	$2,828
Provision for loan losses	—	—	—	—	—	—
Other income (loss)	145	99	244	(7)	175	469
Other expense	1,937	1,911	3,848	4,083	8,000	7,520
Loss before income tax benefit	$(1,708)	$(1,702)	$(3,410)	$(4,986)	$(9,837)	$(4,223)
Federal income tax benefit	(1,433)	(1,008)	(2,441)	(2,837)	(4,787)	(2,826)
Net loss	$(275)	$(694)	$(969)	$(2,149)	$(5,050)	$(1,397)

The net interest income (expense) for Park's parent company includes interest income on loans to SEPH and on subordinated debt investments in PNB, which are eliminated in the consolidated Park National Corporation totals. Additionally, net interest income (expense) includes interest expense related to the $30.00 million of subordinated notes issued by Park to accredited investors on April 20, 2012. Prior period results included interest expense related to the $35.25 million of subordinated notes issued by Park to accredited investors on December 23, 2009. Park paid in full the $35.25 million outstanding principal amount of the 10% Subordinated Notes due December 23, 2019, plus accrued interest, on December 24, 2014, the earliest redemption date allowable under the related note purchase agreement dated December 23, 2009.

SEPH

The table below reflects SEPH's net (loss) income for the first and second quarters of 2015, for the first half of 2015 and 2014, and for the fiscal years ended December 31, 2014 and 2013. SEPH holds the remaining assets and liabilities of those retained by Vision subsequent to the sale of the Vision business on February 16, 2012. Prior to holding the remaining Vision assets, SEPH held OREO assets that were transferred from Vision to SEPH. This segment represents a run-off portfolio of the legacy Vision assets.

(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
Net interest (expense) income	$(14)	$(88)	$(102)	$(293)	$958	$(1,325)
Recovery of loan losses	(1,417)	(885)	(2,302)	(5,617)	(12,394)	(11,799)
Other income	327	760	1,087	1,713	5,991	1,956
Other expense	2,385	1,098	3,483	5,934	11,766	12,211
(Loss) income before income taxes	$(655)	$459	$(196)	$1,103	$7,577	$219
Federal income tax (benefit) expense	(229)	161	(68)	386	2,652	77
Net (loss) income	$(426)	$298	$(128)	$717	$4,925	$142

SEPH's financial results for the six months ended June 30, 2015 included net recoveries of $2.3 million. The net recoveries during 2015 consisted of charge-offs of $44,000, offset by recoveries from loans previously charged off of $2.3 million. Other income for the six months ended June 30, 2015 at SEPH of $1.1 million was largely related to net gains on the sale of loans of $722,000, net gains on sale of OREO of $276,000 and non-yield loan fee income of $165,000, offset by OREO devaluations of $94,000. The $2.5 million decline in other expense for the six months ended June 30, 2015 compared to the same period in 2014 was primarily the result of declines in legal fees of $2.4 million, management and consulting fees of $240,000 and other OREO expense of $281,000 offset by a $694,000 increase in reserves established for potential loan repurchases.

On February 16, 2012, when Vision merged with and into SEPH, the loans then held by Vision were transferred to SEPH by operation of law at their fair value and no allowance for loan loss is carried at SEPH. The loans included in both the performing and nonperforming portfolios have been charged down to their fair value. The table below provides additional information for SEPH regarding charge-offs as a percentage of the unpaid principal balance, as of June 30, 2015.

SEPH - Retained Vision Loan Portfolio

(In thousands)	Unpaid Principal Balance	Aggregate Charge-Offs	Net Book Balance	Charge-off Percentage
Nonperforming loans	$35,958	$20,592	$15,366	57.27%
Performing loans - retained by SEPH	1,014	92	922	9.07%
Total SEPH loan exposure	$36,972	$20,684	$16,288	55.95%

The table below provides an overview of SEPH loans and OREO, representing the legacy Vision assets. This information is provided as of June 30, 2015, December 31, 2014 and December 31, 2013, showing the decline in legacy Vision assets at SEPH over the last eighteen months.

(In thousands)	SEPH 06/30/15	SEPH 12/31/14	SEPH 12/31/13	Change from 12/31/14	Change from 12/31/13
Nonperforming loans	$15,366	$23,013	$36,108	$(7,647)	$(20,742)
OREO	13,102	11,918	23,224	1,184	(10,122)
Total nonperforming assets	$28,468	$34,931	$59,332	$(6,463)	$(30,864)
Performing loans	$922	$943	$1,907	$(21)	$(985)
Total SEPH - Legacy Vision assets	$29,390	$35,874	$61,239	$(6,484)	$(31,849)

OREO at SEPH increased by $1.2 million from $11.9 million at December 31, 2014 to $13.1 million at June 30, 2015. The increase is due to the continued workout of problem credits. In addition to the SEPH assets listed above, PNB participations in legacy Vision assets totaled $9.7 million, $11.5 million, and $12.3 million at June 30, 2015, December 31, 2014, and December 31, 2013, respectively.

Park National Corporation

The table below reflects Park's net income for the first and second quarters of 2015, for the first half of 2015 and 2014, and for the fiscal years ended December 31, 2014 and 2013.

(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
Net interest income	$56,515	$55,535	$112,050	$111,041	$225,044	$221,025
Provision for (recovery of) loan losses	1,612	1,632	3,244	(3,485)	(7,333)	3,415
Other income	19,191	18,873	38,064	36,319	75,549	73,277
Other expense	44,667	45,720	90,387	92,020	187,510	181,515
Income before income taxes	$29,427	$27,056	$56,483	$58,825	$120,416	$109,372
Federal income taxes	8,388	8,012	16,400	17,438	36,459	32,503
Net income	$21,039	$19,044	$40,083	$41,387	$83,957	$76,869

Credit Metrics and Provision for (Recovery of) Loan Losses

Park reported a provision for loan losses for the six months ended June 30, 2015 of $3.2 million, compared to a recovery of loan losses of $3.5 million for the six months ended June 30, 2014, a recovery of $7.3 million for the fiscal year ended December 31, 2014 and a provision for loan losses of $3.4 million for the fiscal year ended December 31, 2013. The table below shows a breakdown of the provision for (recovery of) loan losses by reportable segment.

(In thousands)	Q2 2015	Q1 2015	Six months YTD 2015	Six months YTD 2014	2014	2013
PNB	$2,720	$2,022	$4,742	$1,543	$3,517	$14,039
GFSC	309	495	804	589	1,544	1,175
Park Parent	—	—	—	—	—	—
Total Ongoing Operations	$3,029	$2,517	$5,546	$2,132	$5,061	$15,214
SEPH	(1,417)	(885)	(2,302)	(5,617)	(12,394)	(11,799)
Total Park	$1,612	$1,632	$3,244	$(3,485)	$(7,333)	$3,415

SEPH had net recoveries of $2.3 million, PNB had net charge-offs of $1.5 million, and GFSC had net charge-offs of $971,000 for the six months ended June 30, 2015, resulting in net charge-offs of $169,000 for Park. Provision for loan losses at Park of $3.1 million in excess of the net-charge-offs of $169,000 were primarily related to specific reserves established on impaired commercial loans.

The table below provides additional information related to specific reserves and general reserves for Park's ongoing operations as of June 30, 2015, December 31, 2014 and June 30, 2014.

(In thousands)	6/30/2015	12/31/2014	6/30/2014
Total allowance for loan losses	$57,427	$54,352	$57,911
Specific reserve	6,597	3,660	6,343
General reserve	$50,830	$50,692	$51,568

Total loans	$4,884,686	$4,805,725	$4,703,899
Impaired loans	55,335	51,323	66,954
Performing loans	$4,829,351	$4,754,402	$4,636,945

General reserve as a % of performing loans	1.05%	1.07%	1.11%
Note: The table above includes only those loans at PNB and GFSC, as these are the entities that have an ALLL balance. The table in the "Asset Quality Information" section of the financial information included with the Financial Results News Release, includes all Park loans (including those at SEPH) and thus shows slightly different information.

Overall, credit metrics continued to improve at Park. The table below provides additional information regarding the declines in nonaccrual loans as a percentage of period end loans and nonperforming assets as a percentage of period end assets for Park over the last five years.

	June 30,	Year ended December 31,
	2015	2014	2013	2012	2011	2010
Nonaccrual loans as a percentage of period end loans	1.95%	2.08%	2.93%	3.49%	4.52%	6.11%

Nonperforming assets as a percentage of period end assets	1.86%	2.03%	2.87%	3.37%	3.86%	4.59%

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include, without limitation: Park's ability to execute our business plan successfully and within the expected timeframe; general economic and financial market conditions, specifically in the real estate markets and the credit markets, either nationally or in the states in which Park and our subsidiaries do business, may experience a slowing or reversal of the current economic expansion in addition to continuing residual effects of recessionary conditions and an uneven spread of positive impacts of recovery on the economy and our counterparties, including adverse impacts on demand for loan, deposit and other financial services, delinquencies, defaults and counterparty ability to meet credit and other obligations; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet as well as reduce interest margins; changes in consumer spending, borrowing and saving habits, whether due to changing business and economic conditions, legislative and regulatory initiatives, or other factors; changes in customers', suppliers', and other counterparties' performance and creditworthiness; asset/liability repricing risks and liquidity risks; our liquidity requirements could be adversely affected by changes to regulations governing bank and bank holding company capital and liquidity standards as well as by changes in our assets and liabilities; competitive factors among financial services organizations could increase significantly, including product and pricing pressures, changes to third-party relationships and our ability to attract, develop and retain qualified bank professionals; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and our subsidiaries, including changes in laws and regulations concerning taxes, pensions, bankruptcy, consumer protection, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act's provisions, the Budget Control Act of 2011, the American Taxpayer Relief Act of 2012 and the Basel III regulatory capital reforms; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of trade, monetary, fiscal and other governmental policies of the U.S. federal government, including money supply and interest rate policies of the Federal Reserve; disruption in the liquidity and other functioning of U.S. financial markets; the impact on financial markets and the economy of any changes in the credit ratings of the U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the levels of U.S., European and Asian government debt and concerns regarding the creditworthiness of certain sovereign governments, supranationals and financial institutions in Europe and Asia; unfavorable resolution of legal proceedings or other claims and regulatory and other governmental examinations or other inquiries; the adequacy of our risk management program; the ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and our subsidiaries; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the SEC including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Item 8.01 - Other Events

Declaration of Cash Dividend

As reported in the Financial Results News Release, on July 27, 2015, the Park Board of Directors declared a $0.94 per share quarterly cash dividend in respect of Park's common shares. The dividend is payable on September 10, 2015 to common shareholders of record as of the close of business on August 21, 2015. A copy of the Financial Results News Release is included as Exhibit 99.1 and the portion thereof addressing the declaration of the cash dividend by Park's Board of Directors is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.        Description

99.1	News Release issued by Park National Corporation on July 27, 2015 addressing financial results for the three and six months ended June 30, 2015.

[Remainder of page intentionally left blank;
signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 27, 2015	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 27, 2015

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on July 27, 2015 addressing financial results for the three and six months ended June 30, 2015.